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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to an aggregate of 1,000,000 shares of Common Stock of REGI US, Inc. issuable pursuant to the Performance Stock Plan on the cover page of such Registration Statement of our report dated June 17, 1996 with respect to the financial statements and schedules of REGI US, Inc. as of April 30, 1996 and 1995 included in its Form 10 KSB filed with the Securities and Exchange Commission.

                                      /s/ Elliott, Tulk, Pryce, Anderson

                                      ELLIOTT, TULK, PRYCE, ANDERSON


Vancouver, British Columbia, Canada
June 25, 1997